                                   EXHIBIT 21

                         Subsidiaries of the Registrant

As of March 1, 2003, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.





                                                       State or Country
                                                       of Incorporation
     Name of Company                                   or Organization      Name of Parent
     ---------------                                   ---------------      --------------
1.   PerkinElmer, Inc.                                 Massachusetts        N/A
2.   Applied Surface Technology, Inc.                  California           PerkinElmer, Inc.
3.   Carl Consumable Products, LLC                     Delaware             PerkinElmer Life Sciences, Inc.
4.   Lumen Technologies, Inc.                          Delaware             PerkinElmer, Inc.
5.   NEN Life Sciences, Inc.                           Delaware             PerkinElmer, Inc.
6.   Packard BioScience Company                        Delaware             PerkinElmer, Inc.
7.   PerkinElmer Instruments LLC                       Delaware             PerkinElmer, Inc.
8.   PerkinElmer Labworks, Inc.                        Delaware             PerkinElmer, Inc.
9.   PerkinElmer Life Sciences, Inc.                   Delaware             NEN Life Sciences, Inc. (71%)(1)
10.  PerkinElmer Optoelectronics NC, Inc.              Delaware             Lumen Technologies, Inc.
11.  PerkinElmer Optoelectronics SC, Inc.              Delaware             Lumen Technologies, Inc.
12.  PerkinElmer Receivables Company                   Delaware             PerkinElmer, Inc.
13.  PKL LLC                                           Delaware             PerkinElmer, Inc. (49%)
14.  PerkinElmer Holdings, Inc.                        Massachusetts        PerkinElmer, Inc.
15.  PerkinElmer Automotive Research, Inc.             Texas                PerkinElmer Holdings, Inc.
16.  Perkin-Elmer Argentina S.R.L.                     Argentina            PerkinElmer Holdings, Inc.
17.  Perkin Elmer Pty. Ltd.                            Australia            PerkinElmer Holdings, Inc.
18.  PerkinEmer Life Sciences (Australia) Pty Ltd      Australia            PerkinElmer Life Sciences International Holdings Limited
19.  PerkinElmer Life Sciences (Austria) GmbH          Austria              PerkinElmer Life Sciences International Holdings Limited
20.  PerkinElmer Vertriebs GesmbH                      Austria              Wellesley B.V.
21.  PerkinElmer NV                                    Belgium              PerkinElmer Life Sciences International Holdings Limited
22.  PerkinElmer Life Science Products (Bermuda) Ltd.  Bermuda              PerkinElmer Life Sciences, Inc.
23.  PerkinElmer do Brasil Ltda.                       Brazil               PerkinElmer International C.V. (94.6%)(2)
24.  Bragg Photonics, Inc.                             Canada               PerkinElmer Canada, Inc. (31%)
25.  PerkinElmer BioSignal, Inc.                       Canada               PerkinElmer Life Sciences International Holdings Limited
26.  PerkinElmer Canada, Inc.                          Canada               PerkinElmer, Inc.
27.  PerkinElmer Investments Ltd. Partnership          Canada               PerkinElmer International C.V.(3)
28.  PerkinElmer Life Sciences Canada Inc.             Canada               PerkinElmer BioSignal, Inc.
29.  PerkinElmer Sciex Instruments                     Canada               PerkinElmer Canada, Inc. (50%)
30.  PerkinElmer Instruments International Ltd.        Cayman Islands       PerkinElmer International C.V.
31.  PerkinElmer Optoelectronics Philippines, Ltd.     Cayman Islands       PerkinElmer International C.V.
32.  PerkinElmer Chile Ltda.                           Chile                PerkinElmer Holdings, Inc.
33.  PerkinElmer Instruments (Shanghai) Co. Ltd.       China                PerkinElmer Singapore Pte. Ltd.
34.  PerkinElmer Shenzhen Industrial Ltd.              China                PerkinElmer Optoelectronics GmbH & Co. KG
35.  Perkin Elmer de Centro America SA                 Costa Rica           PerkinElmer Holdings, Inc.
36.  Perkin-Elmer SRO                                  Czech Republic       Wellesley B.V.

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(1)  Packard BioScience Holding, B.V. owns 29%.

(2)  PerkinElmer Holdings, Inc. owns 5%; PerkinElmer Life Sciences, Inc. owns
     .4%.

(3)  PerkinElmer Holdings, Inc. owns a de minimus share.

                                                          State or Country
                                                          of Incorporation
     Name of Company                                      or Organization   Name of Parent
     ---------------                                      ---------------   --------------
37.  PerkinElmer A/S                                      Denmark           Wallac Oy
38.  PerkinElmer Egypt Ltd.                               Egypt             PerkinElmer International C.V.
39.  PerkinElmer Oy                                       Finland           Wellesley B.V.
40.  Wallac Finland Oy                                    Finland           Wallac Oy
41.  Wallac Oy                                            Finland           PerkinElmer Oy
42.  PerkinElmer Life Sciences (France) SAS               France            PerkinElmer Life Sciences International Holdings Limited
43.  PerkinElmer SAS                                      France            PerkinElmer Benelux B.V.
44.  PerkinElmer Holding GmbH                             Germany           PerkinElmer, Inc.
45.  PerkinElmer Instruments GmbH                         Germany           PerkinElmer Holdings, Inc.
46.  PerkinElmer Instruments International Ltd. & Co. KG  Germany           PerkinElmer International C.V.(4)
47.  PerkinElmer Life Sciences (Germany) GmbH             Germany           PerkinElmer Life Sciences International Holdings Ltd.
48.  PerkinElmer Optoelectronics GmbH & Co. KG            Germany           PerkinElmer Instruments GmbH (58%)(5)
49.  PerkinElmer Life Sciences (Hong Kong) Ltd.           Hong Kong         Packard BioScience Company
50.  PerkinElmer Limited                                  Hong Kong         PerkinElmer International C.V.(6)
51.  Perkin-Elmer Hungaria Kft                            Hungary           Wellesley B.V. (98.5%)(7)
52.  PT Fluid Sciences Batam Ltd.                         Indonesia         Fluid Sciences Singapore Pte. Ltd.
53.  PT PerkinElmer Batam                                 Indonesia         PerkinElmer Holdings, Inc.
54.  Perkin Elmer Italia SpA                              Italy             PerkinElmer Srl (Italy)
55.  PerkinElmer Life Sciences (Italy) Srl                Italy             PerkinElmer Life Sciences International Holdings Limited
56.  PerkinElmer Srl                                      Italy             Wellesley B.V.
57.  Perkin-Elmer Japan Co. Ltd.                          Japan             PerkinElmer Holdings, Inc.
58.  PerkinElmer Life Sciences Japan Co., Ltd.            Japan             PerkinElmer Life Sciences International Holdings Ltd.
                                                                            (97%)(8)
59.  Perkin Elmer Yuhan Hoesa                             Korea             Wellesley B.V.
60.  Perkin Elmer Sdn. Bhd.                               Malaysia          PerkinElmer International C.V.
61.  Perkin Elmer de Mexico, S.A.                         Mexico            PerkinElmer Holdings, Inc.(9)
62.  Packard BioScience B.V.                              Netherlands       PerkinElmer Life Sciences International Holdings Limited
63.  Packard BioScience Holding, B.V.                     Netherlands       Packard BioScience Company
64.  Packard Lumac LSC B.V.                               Netherlands       Packard BioScience B.V.
65.  PerkinElmer Benelux B.V.                             Netherlands       Wellesley B.V.
66.  PerkinElmer International C.V.                       Netherlands       PerkinElmer Holdings, Inc. (99%)(10)
67.  PerkinElmer Life Sciences (Netherlands) B.V.         Netherlands       PerkinElmer Life Sciences International Holdings Limited
68.  Wellesley B.V.                                       Netherlands       PerkinElmer International C.V.
69.  PerkinElmer Norge AS                                 Norway            Wallac Oy
70.  EG&G Omni, Inc.                                      Philippines       PerkinElmer Holdings, Inc.
71.  PerkinElmer Instruments (Philippines) Corporation    Philippines       PerkinElmer Holdings, Inc.
72.  Perkin Elmer Polska Sp zo.o.                         Poland            Wellesley B.V.
73.  PerkinElmer Portugal, Lda.                           Portugal          Wellesley B.V.(11)
74.  PerkinElmer Rus                                      Russia            PerkinElmer Oy
75.  Fluid Sciences Singapore Pte. Ltd.                   Singapore         PerkinElmer Singapore Pte. Ltd.
76.  PerkinElmer Singapore Pte. Ltd.                      Singapore         PerkinElmer International C.V.(12)
77.  PerkinElmer South Africa (Pty) Ltd.                  South Africa      PerkinElmer International C.V.

--------

(4) PerkinElmer Instruments International, Ltd. (Cayman Islands) owns a de minimus share.

(5) PerkinElmer Holding GmbH owns 2.3%; PerkinElmer Automotive Research, Inc. owns 39.7%.

(6)  Wellesley B.V. owns a de minimus share.

(7)  PerkinElmer Benelux B.V. owns 1.5%.

(8)  Wallac OY owns 3%.

(9)  PerkinElmer, Inc. owns a de minimus share.

(10) PerkinElmer, Inc. owns 1%.

(11) PerkinElmer International C.V. owns a de minimus share.

(12) PerkinElmer Instruments International Ltd. owns a de minimus share.

                                                       State or Country
                                                       of Incorporation
     Name of Company                                   or Organization      Name of Parent
     ---------------                                   ---------------      --------------
78.  PerkinElmer Espana, S.L.                          Spain                Wellesley B.V.
79.  PerkinElmer Life Sciences (Spain) SL              Spain                PerkinElmer Life Sciences (Netherlands) B.V.
80.  PerkinElmer Sverige AB                            Sweden               Wallac Oy
81.  PerkinElmer (Schweiz) AG                          Switzerland          Wellesley B.V.
82.  PerkinElmer Life Sciences (Switzerland) GmbH      Switzerland          PerkinElmer Life Sciences International Holdings Limited
83.  PerkinElmer Taiwan Corporation                    Taiwan               PerkinElmer International C.V.
84.  PerkinElmer Limited                               Thailand             PerkinElmer, Inc.
85.  PerkinElmer Exporters Ltd.                        U.S. Virgin          PerkinElmer Holdings, Inc.
                                                       Islands
86.  Life Science Resources Limited                    United Kingdom       PerkinElmer Holdings, Inc.
87.  PerkinElmer (UK) Ltd.                             United Kingdom       PerkinElmer UK Holdings Ltd.
88.  PerkinElmer Life Sciences (U.K.) Ltd.             United Kingdom       PerkinElmer Life Sciences International Holdings Limited
89.  PerkinElmer Life Sciences International Holdings  United Kingdom       PerkinElmer Life Sciences, Inc.
     Limited
90.  PerkinElmer Ltd.                                  United Kingdom       PerkinElmer UK Holdings Ltd.
91.  PerkinElmer Q-Arc Ltd.                            United Kingdom       PerkinElmer UK Holdings Ltd.
92.  PerkinElmer Services Ltd.                         United Kingdom       PerkinElmer UK Holdings Ltd.
93.  PerkinElmer UK Holdings Ltd.                      United Kingdom       Wellesley B.V.


                                      -3-